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                                                                    EXHIBIT 10.3

              EMPLOYEE NON-COMPETITION, CONFIDENTIAL INFORMATION
                          AND WORK PRODUCT AGREEMENT

In consideration of my employment and the compensation paid to me by Sohu.com Inc., a Delaware corporation, or a subsidiary or other affiliate thereof (Sohu.com Inc. or any such subsidiary or other affiliate referred to herein individually and collectively as "SOHU"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

Exclusive Services; Non-Competition:
-----------------------------------

(a) I agree to perform diligently all tasks assigned to me in the course of my employment, including, but not limited to, any seconding of my services to Beijing Sohu Information Technology Co. Ltd. ("Beijing Sohu"). I agree that during the period of my employment I shall devote my full time, skill, energy and efforts to SOHU and shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with SOHU.

(b) During my employment with SOHU and for a period of one year after the termination of my employment with SOHU for any reason (but, in any event, for a period of not less than two years from the date of this Agreement), I shall not, on my own behalf, or as owner, manager, stockholder (other than as stockholder of less than 2% of the outstanding stock of a company that is publicly traded or listed on a stock exchange), consultant, director, officer or employee of or in any other manner connected with any business entity, participate or be involved in any business of the type and character of business in which SOHU or Beijing Sohu engages or proposes to engage without the prior written authorization of SOHU.

(c) During my employment with SOHU and for a period of one year after the termination of my employment with SOHU for any reason, I shall not, either on my account or for the account of any person other than Sohu:
       (i) solicit, induce, attempt to hire, or hire any employee of SOHU or Beijing Sohu (or any other person who may have been employed by SOHU or Beijing Sohu during the term of my employment with SOHU); (ii) solicit business or relationship in competition with Sohu from any of SOHU's or Beijing Sohu's customers, suppliers or partners or any other entity with which SOHU or Beijing Sohu does business; (iii) assist in such hiring or solicitation by any other person or business entity or encourage any such employee to terminate his or her employment with SOHU or Beijing Sohu; or
       (iv) encourage any such customer, supplier or partner or any other entity to terminate its relationship with SOHU or Beijing Sohu.

Confidential Information: While employed by SOHU and thereafter, I shall not,
------------------------
directly or indirectly, use any Confidential Information (as hereinafter defined) other than pursuant to my employment by and for the benefit of SOHU, or disclose any such Confidential Information to anyone outside of SOHU whether by private communication,

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public address, publication or otherwise or to anyone within SOHU who has not been authorized to receive such information, except as directed in writing by an authorized representative of SOHU.

"Confidential Information" means all trade secrets, proprietary information, and other data and information, in any form, belonging to SOHU, Beijing Sohu or any of their respective clients, customers, consultants, licensees or affiliates, that is held in confidence by SOHU or Beijing Sohu. Confidential Information includes, but is not limited to computer software, the structure of SOHU's online directories and search engines, business plans and arrangements, customer lists, marketing materials, financial information, research, and any other information identified or treated as confidential by SOHU, Beijing Sohu or any of their respective clients, customer, consultants, licensees or affiliates. Notwithstanding the foregoing, Confidential Information does not include information which SOHU has voluntarily disclosed to the public without restriction, or which is otherwise known to the public at large.

Rights in Work Product: I agree that all Work Product ( as hereinafter defined )
----------------------
shall be the sole property of SOHU. The term "Work Product" as used throughout this Agreement shall mean any and all discoveries, inventions, ideas, concepts, research, trademarks, service marks, slogans, logos and information, processes, products, techniques, methods and improvements or parts thereof conceived, developed, or otherwise made by me alone or jointly with others during the period of my employment with SOHU or during the twelve-month period next succeeding the termination of my employment with SOHU, and in any way relating to the present or proposed products, programs or services of SOHU or Beijing Sohu, or to tasks assigned to me during the course of my employment, whether or not patentable or subject to copyright or trademark protection, whether or not reduced to tangible form or reduced to practice, whether or not made during my regular working hours, whether or not made on SOHU premise. I agree that all Work Product shall constitute work made for hire with respect to any copyright, patents, trade secrets, trademarks and other proprietary rights I may have in any Work Product and, therefore, the property of SOHU. I agree to waive, and hereby waive and irrevocably assign to SOHU, all rights I may have in or to any Work Product and, to the extent that such rights may not be waived or assigned, I agree not to assert such rights against SOHU or its licensees, successors or assigns.

Employee's Obligation to Disclose Work Product: I agree to disclose all Work
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Product to the appropriate individuals in SOHU as such Work Product is created in accordance with the requirements of my job and as directed by SOHU.

Employee's Prior Obligations: I hereby certify that, except as set forth in
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Exhibit A to this Agreement, I have no continuing obligation to any previous employer or other person or entity which requires me not to disclose any information to SOHU.

Employee's Obligation to Cooperate: At any time during my employment with SOHU
----------------------------------
and thereafter upon the request or SOHU, I will execute all documents and perform all

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lawful acts that SOHU considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, I agree to render to SOHU or its nominee all reasonable assistance as may be required:

(a) In the prosecution or applications for letters patent, foreign and domestic, or re-issues, extensions and continuations thereof;

(b) In the prosecution or defense of interferences which may be declared involving any of said applications or patents;

(c) In any administrative proceeding or litigation in which SOHU may be involved relating to any Work Product; and

(d) In the execution of documents and the taking of all other lawful acts which SOHU considers necessary or advisable in creating and protecting its copyright, patent, trademark, trade secret and other proprietary right in any Work Products.

The reasonable out-of-pocket expenses incurred by me in rendering such assistance at the request of SOHU will be reimbursed by SOHU. If I am no longer an employee of SOHU at the time I render assistance at the request of SOHU, SOHU will pay me a reasonable fee for my time.

Termination; Return of SOHU Property: Upon the termination of my employment with
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SOHU for any reason, or at any time upon SOHU's request, I will return to SOHU all Work Product and Confidential Information and notes, memoranda, records, customer lists, proposals, business plans and other documents, computer software, materials, tools, equipment and other property in my possession or under my control, relating to any work done for SOHU or Beijing Sohu, or otherwise belonging to SOHU or Beijing Sohu, it being acknowledged that all such items are the sole property of SOHU. Further, before obtaining my final paycheck, I agree to sign a certificate stating the following:

                            "Termination Certificate

This is to certify that I do not have in my possession or custody, nor have I failed to return, any Work Product or any notes, memoranda, records, customer lists, proposals, business plans or other documents or any computer software, materials, tools, equipment or other property (or copies of any of the foregoing) belonging to SOHU or Beijing Sohu."

General Provisions:
------------------

(a) This Agreement contains the entire agreement between me and SOHU with respect to its subject matter, and may not be modified except by written agreement signed by us.

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(b)   This Agreement shall by governed and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its conflicts of laws rules, and shall be deemed to be effective as of the first day of my employment with SOHU.

(c) In the event that any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

(d) If, after application of paragraph (c) above, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement shall be severed, and after any such severance, all other provisions hereof shall remain in full force and effect.

(e) SOHU and I agree that either of us may overlook violations of any part of this Agreement without waiving the right in the future to insist on strict compliance with all or parts of this Agreement.

(f) My obligations under this Agreement shall survive the termination of my employment with SOHU regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of any other agreement I may have with SOHU. My obligations under this Agreement shall be binding upon my heirs, executors and administrators, and the provisions of this Agreement shall inure to the benefit of the successors and assigns of SOHU.

(g) I acknowledge and agree that violation of this Agreement by me would cause irreparable harm to SOHU not adequately compensable by money damages, and I therefore agree that, in addition to all other remedies available to SOHU at law, in equity or otherwise, SOHU shall be entitled to injunctive relief to prevent an actual or threatened violation of this Agreement.

(h) I consent to jurisdiction and venue in any state or federal court in the State of Delaware for the purposes of any action relation to or arising out of this Agreement or any breach or alleged breach thereof, and to service of process in any such action by certified or registered mail, return receipt requested.

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IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this
Agreement.


Date:



Signature of Employee:                            Sohu.com Inc.


___________________________                       By:   ________________________
                                                        Name:
Printed name of employee:                               Title:


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